UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20539

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2010

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

000-49802

(Commission File Number)

DELAWARE	77-0467272
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA 95032

(Address of principal executive offices, with zip code)

(408) 540-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Greg Stanger, a director of the Company and chair of the Company’s audit committee, recently accepted the position of Chief Financial Officer of Chegg, a textbook rental company located in Santa Clara, California. On March 16, 2010, Mr. Stanger indicated he will resign as a director of the Company promptly following the selection of a replacement board member. Until such time as a replacement is appointed, Mr. Stanger intends to continue to serve as a director and as chair of the Company’s audit committee.

Mr. Barry McCarthy, the Company’s Chief Financial Officer serves on the board of directors of Chegg and as the chair of Chegg’s audit committee. The Board has reviewed this relationship and is of the opinion that it will not impact Mr. Stanger’s ability to exercise independent judgment and oversight in executing his duties as a director of the Company or as chairman of the Company’s audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: March 22, 2010	/s/ DAVID HYMAN
David Hyman
Secretary